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             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]

                                                                     EXHIBIT 5.2


                                          March 4, 1997



Integon Corporation
500 West Fifth Street
Winston-Salem, North Carolina 27152

Integon Capital I
c/o Integon Corporation
500 West Fifth Street
Winston-Salem, North Carolina 27152

Ladies and Gentlemen:

          We have acted as counsel to Integon Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-4 (the "Registration Statement") by the Company and Integon Capital I, a Delaware statutory business trust (the "Trust"), pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"). The Registration Statement relates to the Trust's $100,000,000 aggregate Liquidation Amount of 10 3/4% Capital Securities, Series B, having a Liquidation Amount of $1,000 per Capital Security (the "Exchange Capital Securities"), the Company's
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Integon Corporation
Integon Capital I                                                              2



10 3/4% Junior Subordinated Deferrable Interest Debentures, Series B (the "Exchange Junior Subordinated Debentures"), and the Company's Guarantee with respect to the Exchange Capital Securities (the "Exchange Guarantee") to be executed and delivered by the Company for the benefit of the holders from time to time of the Exchange Capital Securities. In connection with the Registration Statement, we have been requested to render our opinion as to the validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. The Amended and Restated Trust Agreement of the Trust, dated as of February 10, 1997, among the Company, First Union National Bank of North Carolina ("First Union"), as property trustee, First Union Bank of Delaware, as Delaware trustee, the administrators of the Trust and the several holders of the Capital Securities;

          2. The Junior Subordinated Indenture (the "Indenture"), dated as of February 10, 1997, between the Company and First Union, as indenture trustee;
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Integon Corporation
Integon Capital I                                                              3


          3. The Guarantee Agreement (the "Guarantee Agreement"), dated as of February 10, 1997, between the Company and First Union, as guarantee trustee;

          4. The Expense Agreement, dated as of February 10, 1997, between the Company and the Trust;

          5. A specimen of the Exchange Junior Subordinated Debentures furnished to us by the Company;

          6. A specimen of the Outstanding Junior Subordinated Debentures furnished to us by the Company; and

          7. The Exchange and Registration Rights Agreement (the "Registration Rights Agreement"), dated as of February 10, 1997, among the Company, the Trust, Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchasers.

          In addition, we have examined such corporate records and other instruments as we have deemed necessary or appropriate, including the certificate of incorporation and by-laws, of the Company and such other certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures other than signatures of the Company contained in the Documents, the authenticity of all
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Integon Corporation
Integon Capital I                                                              4


documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

          In expressing the opinions set forth herein, we have assumed that the Exchange Junior Subordinated Debentures will be in the form of the Specimen Exchange Junior Subordinated Debenture and that any information omitted from such form and indicated as such by a blank space has been properly added.

          The opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

          Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Junior Subordinated Debentures and the Exchange Guarantee have been duly authorized by all necessary corporate action of the Company and, assuming (i) the Exchange Junior Subordinated Debentures are issued and delivered in accordance with the terms of the Indenture and (ii) the Exchange Junior Subordinated Debentures are issued and
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Integon Corporation
Integon Capital I                                                              5


delivered and the Exchange Guarantee is delivered in accordance with the terms and conditions of the Registration Rights Agreement as contemplated by the Registration Statement, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture and the Guarantee Agreement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON